UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 5, 2010
Entergy Louisiana, LLC
(Exact name of registrant as specified in its charter)

Texas	1-32718	75-3206126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
446 North Boulevard, Baton Rouge, Louisiana		70802
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(800) 368-3749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 5, 2010, the Louisiana Public Facilities Authority (the “Authority”) issued and sold in a public offering for the benefit of Entergy Louisiana, LLC (the “Company”) $115,000,000 aggregate principal amount of tax-exempt revenue bonds (the “Bonds”).

The Bonds bear interest at the rate of 5%, payable semi-annually on June 1 and December 1 of each year, commencing December 1, 2010, and mature on June 1, 2030.

The Bonds were issued under an Indenture of Trust, dated as of October 1, 2010 (the “Indenture”), between the Authority and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), and are payable solely from payments to be made by the Company pursuant to a Loan Agreement, dated as of October 1, 2010, between the Company and the Authority (the “Loan Agreement”), pursuant to which the Authority has loaned the proceeds of the Bonds to the Company.

The Bonds are secured by a pledge and assignment by the Authority to the Trustee of the revenues derived from the payments to be made by the Company pursuant to the Loan Agreement, which payments are intended to be sufficient to enable the Trustee to pay when due the principal of and premium, if any, and interest on the Bonds.

The obligation of the Company under the Loan Agreement to make such payments is evidenced by a series of the Company’s first mortgage bonds (the “Mortgage Bonds”) issued and delivered under the Company’s Mortgage and Deed of Trust dated as of April 1, 1944, with The Bank of New York Mellon (successor to Harris Trust Company of New York), as trustee, as supplemented and modified (the “Mortgage”).  The Mortgage Bonds are held by the Trustee for the benefit of the holders of the Bonds.  As holder of the Mortgage Bonds, the Trustee, ratably with the holders of all other first mortgage bonds outstanding under the Mortgage, enjoys the benefit of the Mortgage, which constitutes a first mortgage lien on, subject to certain exceptions, substantially all of the property of the Company.

The proceeds received by the Authority from the sale of the Bonds are being used to refinance the Company’s obligations with respect to certain outstanding series of pollution control revenue bonds (the “Prior Bonds”).  As owner of the Prior Bonds, the Company received the proceeds from the sale of the Bonds.  The Company intends to use the proceeds it received to repay a portion of its outstanding indebtedness in the fourth quarter of 2010.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, the Loan Agreement, the supplemental indenture establishing the Mortgage Bonds and the Mortgage.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

4(a)           Indenture of Trust, dated as of October 1, 2010, between the Louisiana Public Facilities Authority and The Bank of New York Mellon Trust Company, N.A. authorizing Revenue Bonds (Entergy Louisiana, LLC Project) Series 2010.

4(b)           Loan Agreement, dated as of October 1, 2010, between the Louisiana Public Facilities Authority and Entergy Louisiana, LLC relating to Revenue Bonds (Entergy Louisiana, LLC Project) Series 2010.

4(c)           Sixty-ninth Supplemental Indenture, dated as of October 1, 2010, establishing the terms of the Series H Mortgage Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERGY LOUISIANA, LLC
Date: October 12, 2010	(Registrant)

/ s / Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer